EXHIBIT 5.1

April 28, 2010

Boardwalk Pipeline Partners, LP

Boardwalk Pipelines, LP

9 Greenway Plaza, Suite 2800

Houston, TX 77046

Ladies and Gentlemen:

We have acted as counsel for Boardwalk Pipeline Partners, LP, a Delaware limited partnership (the “Partnership”), and Boardwalk Pipelines, LP, a Delaware limited partnership (the “Operating Partnership”), with respect to certain legal matters in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by the Partnership and the Operating Partnership under the Securities Act of 1933, as amended (the “Securities Act”), respecting the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, (i) by the Partnership of common units representing limited partner interests in the Partnership (the “Units”), (ii) by the Operating Partnership of unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”), and (iii) by the Partnership of guarantees with respect to the Debt Securities (“Guarantees”), each on terms to be determined at the time of the offering thereof.

We have also acted as counsel for the Partnership with respect to certain legal matters in connection with the Registration Statement respecting the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, by the selling unitholders named therein, of common units representing limited partner interests in the Partnership (the “Selling Unitholder Units”), as described in the Registration Statement.

The Units, Debt Securities, Guarantees and the Selling Unitholder Units are collectively referred to herein as the “Securities.” Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the Prospectus, (ii) the indenture dated August 21, 2009, by and among the Operating Partnership, as issuer, the Partnership, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Indenture”), (iii) the first supplemental indenture dated August 21, 2009, by and among the Operating Partnership, as issuer, the Partnership, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “First Supplemental Indenture”), (iv) the form of subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture and the First Supplemental Indenture, the “Indentures”) filed as an exhibit to the Registration Statement,

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(v) the Partnership’s Third Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any applicable Prospectus Supplement; (vi) the applicable Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended; (vii) if not described in the Prospectus, one or more Prospectus Supplements to the Prospectus contained in the Registration Statement will have been prepared and filed with the Commission describing the Securities offered thereby; (viii) the Indentures, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; and (x) any securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

1. With respect to the Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Units, the terms of the offering and related matters and (ii) the Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, then the Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act).

2. With respect to the Debt Securities, when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Operating Partnership has taken all necessary action to approve the issuance and terms of such Debt Securities, the

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terms of the offering thereof and related matters; (iii) any Units issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Operating Partnership upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Operating Partnership enforceable against the Operating Partnership in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

3. With respect to the Guarantees of any series of Debt Securities to be issued under the Indentures when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership and the Operating Partnership have taken all necessary action to approve the issuance and terms of such Guarantees, the terms of the offering thereof and related matters; (iii) a supplemental indenture to such applicable Indenture, pursuant to which the Partnership agrees to be bound by the guarantee provisions of such applicable Indenture as applied to the Debt Securities of such series, has been duly executed, authenticated, issued and delivered by the Partnership, the Operating Partnership and the trustee under such applicable Indenture and (iv) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Operating Partnership upon payment of the consideration for such Debt Securities provided for therein, such Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership enforceable against the Partnership in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

4. With respect to the Selling Unitholder Units, the Selling Unitholder Units have been duly authorized and have been validly issued, fully paid and nonassessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act).

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws, or (iii) an implied covenant of good faith and fair dealing.

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This opinion is limited in all respects to the Delaware Revised Uniform Limited Partnership Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), the laws of the State of New York and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the references to this firm under the caption “Experts” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.
VINSON & ELKINS L.L.P.